Exhibit 10.11

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH THREE ASTERICKS AS FOLLOWS ***. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO DATAFEED LICENSE AGREEMENT

This First Amendment to Datafeed License Agreement (“Amendment”) is effective as of the 3rd day of January, 2005 (“Effective Date”), by and between ADP Investor Communication Services, Inc., a Delaware corporation (“ADP”), and Institutional Shareholder Services Inc. ( “ISS”), a Delaware corporation (each a “party” and collectively the “parties”).

WHEREAS, the parties are parties to that certain Datafeed License Agreement entered into as of the 27th day of October, 2003 (the “Original Agreement”);

WHEREAS, the parties desire to amend certain portions of the Original Agreement as set forth herein;

WHEREAS, the parties desire to set forth herein certain other agreements in connection with the matters set forth in the Original Agreement;

WHEREAS, ADP has expressed an interest in using ISS agendas and agenda codes in order to enhance the quality of the agendas generated by ADP and the reporting that ADP provides for its clients;

WHEREAS, the parties intend to commence discussions no later than May 30, 2005 to work together to explore the possibility of ISS providing its agendas and agenda codes to ADP, and with a view towards memorializing any agreement with respect thereto in a written document covering, among other things, pricing and limitations on use; and

WHEREAS, the parties intend to work together to find a way to automate and make more efficient the ballot reconciliation process.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Original Agreement.

2.             Amendments. The Original Agreement shall be amended as more particularly set forth below. In all other respects, the Original Agreement shall remain in full force and effect.

a.             Annex II to the Original Agreement is amended and restated in its entirety by replacing said Annex II with the new Annex II which is attached to this Amendment as Exhibit A.

b.             Section 6.1 of the Original Agreement is amended by adding the following text at the end of the section:

“Both ADP and ISS will work to reduce the number of Ballots transmitted in paper form to ISS by ADP. For purposes hereof, only ballots with a mailing address of 2099 Gaither Road shall be considered “Ballots transmitted in paper form”. In this regard, the parties will form a joint task force in order to seek mutually agreeable methods for achieving this goal. With respect to Vote Instructions pertaining to Ballots transmitted in paper form to ISS by ADP, the following Vote Instruction fees shall apply (the “Paper Vote Instruction Fee”): In the 2005 calendar year, the Paper Vote Instruction Fee shall be $ *** for the first *** paper Ballots and there shall be no Paper Vote Instruction Fee for Paper Vote Instructions in excess of that amount. ISS will report to ADP monthly at close of business on the last business day of the month the number of paper ballots received in that month addressed to 2099 Gaither Road and will allow ADP to inspect its paper ballot scanning records on request. ADP will compare vote instructions returned to ballots sent electronically and compare the resulting count to ISS claim. On or before July 1, 2005, ADP and ISS will negotiate in good faith regarding the Paper Vote Instruction Fee for calendar years after 2005.”

3.             Faxed/SWIFT Voting Instructions. There are certain situations in which ADP is currently faxing vote instructions to ISS on behalf of bank custodial clients using ISS’ global proxy distribution service. Similarly, there are certain situations in which ISS is currently transmitting via SWIFT vote instructions to ADP on behalf of a global custodian bank that has indirectly outsourced part of its sub-custodian network to ADP. ISS and ADP believe that there may be a method for automating these faxed data exchanges and including them in the Consolidated Datafeed. The parties agree to work together to implement an automated process whereby the faxing of vote instructions between the parties can be eliminated or minimized. It is agreed that we will begin discussion of this automation process within thirty days after the Consolidated Datafeed has been fully implemented with respect to global securities (meaning exclusive of the U.S. and Canada), currently anticipated to be on or about February 15, 2005.

4.             Position Reporting. Historically, ADP has been providing historical vote reporting information to ISS. The parties agree that with the existence of the Consolidated Datafeed, this type of reporting is generally redundant and unnecessary. Notwithstanding the foregoing, there may be up to twenty-five (25) current accounts for which ISS may still need to request historical vote reporting information. From and after the date of this Amendment, ISS shall pay to ADP $*** per month for any current account for which ISS requests historical vote reporting information with no option for other accounts to be added or substituted. Further, ISS will use its reasonable best efforts to eliminate the need for historical vote reporting for any and all accounts.

5.             Reduction of Paper Ballots. As provided in Section 6.1 of the Original Agreement (as amended by this Amendment), the parties will form a joint task force to work on methods for reducing the number of Ballots transmitted in paper form to ISS by ADP.  ADP shall use its reasonable best efforts to have a process in place within 90 days of the Effective Date to identify accounts that would have been sent to 2099 Gaither Road. Such process will produce a daily file of such accounts to be transmitted to ISS, assigned to Proxy Edge ID, and returned to ADP within one business day of the receipt by ISS of such file.

6.             Service Level Agreement. Annex I of the Original Agreement is a Service Level Agreement setting forth certain support services relating to the Original Agreement. ADP and ISS acknowledge that there can and should be improvement in certain areas in terms of how ADP services ISS under the Original Agreement. In this regard, the parties agree to meet and negotiate in good faith either an amendment to the existing Service Level Agreement and/or a new Service Level Agreement

outlining the areas in which improvement is sought and ADP’s commitment to improve its responsiveness and service in those areas with the expectation that any amendment and/or new Service Level Agreement will be executed on or before February 1, 2005. Any amendment and/or new Service Level Agreement will provide specific and measurable performance metrics and service levels which will enable the parties to manage and monitor the operational relationship contemplated by the Original Agreement, as amended.

7.             Miscellaneous. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Original Agreement. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the Effective Date.

ADP INVESTOR COMMUNICATIONS SERVICES, INC.

By:	/s/ ROBERT SCHIFELLITE
Name:	ROBERT SCHIFELLITE
Title:	SENIOR VICE PRESIDENT

INSTITUTIONAL SHAREHOLDER SERVICES INC.

By:	/s/ John M. Connolly
Name:	John M. Connolly
Title:	President & CO

EXHIBIT A

ANNEX II

ISS VOTE INSTRUCTIONS RETURNED VIA CONSOLIDATED DATAFEED

The following reflects the Price Per Vote Instruction(1) for the period beginning on January 1, 2005 and ending on December 31, 2011 for Vote Instructions returned by ISS to ADP through the Consolidated Datafeed; provided however, these prices will become effective only upon successful implementation by ISS and ADP of a system by which ISS provides ADP with ISS agenda/proposal coding for redistribution to institutional clients (the “ISS Agenda Code Project”).

***

Until the ISS Agenda Code Project is successfully implemented, the following Price Per Vote Instruction(1) shall be effective for the period beginning January 1, 2005 and ending on December 31, 2011 for Vote Instructions returned by ISS to ADP through the Consolidated Data Feed.

***

(1)  The Price Per Vote Instruction set forth herein may be reduced from time to time pursuant to Section 8.1.

Schedule 4

Position Reporting Accounts

Accounts for ISS monthly transmission file

Clt#       A/C #

59B  2604169

59B  2630828

59B  2632680

59B  2672568

59B  2690430

59B  2690446

59B  2604348

59B  2690431

59B  2649869

59B  2612132

59B  2612736

59B  2655803

59B  2603806

59B  2610908

59B  2603807

954  CXXXXX

954  B01DRFF5100062B

5T1  4700782

161  L0000000000390

954  C ISEFO100202M